Exhibit 99.1

Presto Automation Announces Fiscal Third Quarter 2024 Financial Results

Successful Pilots of Presto Voice™ with Pure AI and Spanish Language Capabilities

Focuses on Voice AI Solution for Drive-Thrus By Exiting Touch Pay-at-Table Solution

SAN CARLOS, Calif., May 21, 2024 (GLOBE NEWSWIRE) -- Presto Automation Inc. (NASDAQ: PRST), one of the largest drive-thru AI and automation technology providers to the restaurant industry, today announced financial results for the 2024 fiscal third quarter ended March 31, 2024.

“We are encouraged by the significant progress we are making in our Voice AI solution across many operating metrics as we continue its roll-out to our drive-thru customers,” said Gee Lefevre, Interim Chief Executive Officer of Presto. “Given the increased challenges our customers are experiencing, we are delivering real value by optimizing their labor expenses and remain extremely excited about the potential of the Presto Voice solution across North American drive-thru operators,“ he added.

As a result of the Presto Voice opportunities, the Company has taken decisive action to focus on this solution and, as has been disclosed previously, to wind down its Touch pay-at-table product. Presto will exit this business line with the expiration of its final customer contracts at the end of June 2024.

Fiscal Third Quarter 2024 Financial Summary

●	Total revenue was $4.5 million
●	Net loss was a loss of ($18.1) million
●	Adjusted EBITDA* was a loss of ($12.2) million

*Adjusted EBITDA is a non-GAAP financial measure defined under “Non-GAAP Financial Measures,” and is reconciled to net income (loss), the closest comparable GAAP measure, at the end of this release.

Recent Business Summary

●	Presto Voice with Pure AI, a transformative feature that delivers enhanced Voice AI order-taking for restaurants, was successfully piloted. Presto believes this solution, which eliminates humans-in-the-loop, will allow the machine learning to improve more quickly while still providing Presto’s recognized high level of efficiency and accuracy. Once successful, Presto plans to expand this technology at a shorter ramp-up period with a number of customer locations that have already agreed.
●	Presto also piloted its Presto Voice Spanish Voice AI ordering feature at a location in Southern California to provide a seamless and inclusive experience for all restaurant guests. We intend to roll out this feature following additional on-site testing.

●	Presto took decisive action to focus exclusively on its leading Presto Voice AI solution for drive-thru operators by winding down the Touch pay-at-table solution. This will provide clarity to our employees and customers and provide a clear path for future growth.

Liquidity Position

On May 20, 2024, the Company completed a financing of $3 million in common equity and subordinated debt from various parties including our existing investor, Remus Capital. In conjunction with this financing, Presto’s principal senior secured lender, Metropolitan Partners Group (“Metropolitan”), agreed to extend forbearance with respect to defaults under the Company’s credit facility until June 15, 2024. The capital raised together with cash-on-hand and projected revenues is expected to be sufficient to finance the Company through June 15, 2024. Metropolitan has agreed to further extend forbearance until July 15, 2024 if the Company raises $3 million in additional equity by June 7, 2024. During the forbearance period, Metropolitan has agreed to negotiate in good faith to complete an agreement to transfer its debt position to a new lender in consideration for $20 million and evidence of a minimum of $12 million of operating capital in the Company. Metropolitan will also receive convertible notes in the Company. If a transfer of the debt is not completed or if forbearance is otherwise terminated, the Company has agreed to cooperate with Metropolitan as it explores its other financial alternatives including seeking new investors or M&A options. Please refer to the Form 8-K filed by the Company on May 16, 2024 for full details.

Financial Outlook Update

Presto expects total revenue for the fiscal fourth quarter of 2024 to be in the range of $1.6 million to $1.9 million.

Presto Automation, Inc. Fiscal Third Quarter 2024 Conference Call Details

Date: Wednesday, May 22, 2024

Time: 5:00 p.m. ET / 2:00 p.m. PT

Link: You can register for the conference call at https://investor.presto.com/news-events/events

A live audio webcast of the event will be available on the Presto Investor Relations website, https://investor.presto.com/. An archived replay of the webcast also will be available shortly after the live event on the Presto Investor Relations website.

About Presto Automation

Presto (Nasdaq: PRST) provides enterprise-grade AI and automation solutions to the restaurant industry. Presto’s solutions are designed to decrease labor costs, improve staff productivity, increase revenue, and enhance the guest experience. Presto offers its AI solution, Presto Voice™, to quick-service restaurants (QSR) and has some of the most recognized restaurant names in the United States as its customers.

Non-GAAP Financial Measures and Performance Measures

This press release includes Adjusted EBITDA, which is a financial measure that is not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”) in the United States. We believe Adjusted EBITDA is useful for comparing our financial performance to other companies and from period to period by excluding the impact of certain items that do not reflect our core operating performance, thereby providing consistency and direct comparability with our past financial performance and between fiscal periods. Adjusted EBITDA is defined as net income, adjusted to exclude interest expense, other income, net, loss on debt extinguishment and financial obligations, income taxes, depreciation and amortization expense, stock-based compensation expense, fair value adjustments on warrant liabilities and convertible promissory notes and merger-related ancillary costs. We include this non-GAAP measure because it is used by management to evaluate our core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. A reconciliation of Adjusted EBITDA to its most comparable GAAP financial measure is included below under “Reconciliation from GAAP to Non-GAAP Results” at the end of this release.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The forward-looking statements speak only as of the date of this press release or as of the date they are made. Except as otherwise required by applicable law, Presto disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Presto cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Presto. In addition, Presto cautions you that the forward-looking statements contained in this press release are subject to the following risks and uncertainties: Presto’s limited operating history in a new and developing market makes it difficult to evaluate its current business and predict its future results; Presto’s success depends on increasing the number of franchisees of our existing restaurant customers that use its solution, and, in particular, Presto Voice, and the timing of the deployments of contracted locations; Presto’s sales cycles can be long and unpredictable, and its sales efforts require a considerable investment of time and expense; Presto may be adversely affected if it is unable to optimize the number of human agents required to operate its Presto Voice solution to improve its unit cost structure; Changes in Presto’s senior management team have impacted its organization’s focus and it is dependent on the continued services and performance of its current senior management team; Presto’s ability to recruit, retain, and develop qualified personnel is critical to its success and growth; Defects, errors or vulnerabilities in third party technology that is used in Presto’s solutions could harm its reputation and brand and adversely impact its business, financial condition, and results of operations; Presto’s pricing decisions and pricing models may adversely affect its ability to attract new customers and retain existing customers; If Presto fails to maintain a consistently high level of customer service or fails to manage its reputation, brand, business and financial results may be harmed; Changes to Presto’s AI solutions could cause it to incur additional expenses and impact its product development program; Presto is subject to legal proceedings and government investigations which are costly and time-consuming to defend and may adversely affect its business, financial position, and results of operations; Presto and certain of its third-party partners, service providers, and sub processors transmit and store personal information of its customers and their consumers. If the security of this information is compromised, Presto’s reputation may be harmed, and it may be exposed to liability and loss of business; Presto is subject to stringent and changing privacy laws, regulations and standards, and contractual obligations related to data privacy and security, and noncompliance with such laws could adversely affect its business; Security breaches, denial of service attacks, or other hacking and phishing attacks on Presto’s systems or the systems with which Presto’s solutions integrate could harm its reputation or subject Presto to significant liability, and adversely affect its business and financial results; Presto is dependent upon its customers continued and unimpeded access to the internet, and upon their willingness to use the internet for commerce; Presto’s current liquidity resources raise substantial doubt about its ability to continue as a going concern and to comply with its debt covenants unless it raises additional capital to meet its obligations in the near term; Presto’s efforts to generate revenues and/or reduce expenditures may not be sufficient and may make it difficult for Presto to implement its business strategy; Presto has faced challenges complying with the covenants contained in its credit facility and, unless it can raise additional capital, it may need additional waivers which may not be forthcoming; Presto requires additional capital, which additional financing is likely to result in restrictions on its operations or substantial dilution to its stockholders, to support the growth of its business, and this capital might not be available on acceptable terms, if at all; Unfavorable conditions in the restaurant industry or the global economy could limit Presto’s ability to grow its business and materially impact its financial performance; Presto’s results of operations may fluctuate from quarter to quarter and if it fails to meet the expectations of securities analysts or investors with respect to results of operations, its stock price and the value of your investment could decline; Presto’s ability to use its net operating loss carryforwards and certain other tax attributes may be limited; Recent turmoil in the banking industry may negatively impact Presto’s ability to acquire financing on acceptable terms if at all, and worsening conditions or additional bank failures could result in a loss of deposits over federally insured levels; The restaurant technology industry is highly competitive; Presto may not be able to compete successfully against current and future competitors; Mergers of or other strategic transactions by Presto’s competitors, its customers, or its partners could weaken its competitive position or reduce its revenue; Presto’s growth depends in part on reliance on third parties and its ability to integrate with third-party applications and software; Presto’s transaction revenue is partly dependent on its partners to develop and update third-party entertainment applications. The decisions of developers to remove their applications or change the terms of our commercial relationship could adversely impact Presto’s transaction revenue; Payment transactions processed on Presto’s solutions may subject Presto to regulatory requirements and the rules of payment card networks, and other risks that could be costly and difficult to comply with or that could harm its business; Presto relies upon Amazon Web Services, Microsoft Azure and other infrastructure to operate its platform, and any disruption of or interference with its use of these providers would adversely affect its business, results of operations, and financial condition; Certain estimates and information contained in this report are based on information from third-party sources, and Presto does not independently verify the accuracy or completeness of the data contained in such sources or the methodologies for collecting such data; Presto’s business is subject to a variety of U.S. laws and regulations, many of which are unsettled and still developing, and Presto or its customers’ failure to comply with such laws and regulations could subject Presto to claims or otherwise adversely affect its business, financial condition, or results of operations; Significant changes in U.S. and international trade policies that restrict imports or increase tariffs could have a material adverse effect on Presto’s results of operations; If Presto fails to adequately protect its intellectual property rights, its competitive position could be impaired and it may lose valuable assets, generate reduced revenue and become subject to costly litigation to protect its rights; Presto has been, and may in the future be, subject to claims by third parties of intellectual property infringement, which, if successful could negatively impact operations and significantly increase costs; Presto uses open-source software in its platform, which could negatively affect its ability to sell its services or subject it to litigation or other actions; Presto may be unable to continue to use the domain names that it uses in its business or prevent third parties from acquiring and using domain names that infringe on, are similar to, or otherwise decrease the value of its brand, trademarks, or service marks; Presto’s senior management team has limited experience managing a public company, and regulatory compliance obligations may divert its attention from the day-to-day management of its business; As a public reporting company, Presto is subject to filing deadlines for reports that are filed pursuant to the Exchange Act, and its failure to timely file such reports may have material adverse consequences on its business; As a public reporting company, Presto is subject to rules and regulations established from time to time by the SEC regarding its internal control over financial reporting. If Presto fails to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, it may not be able to accurately report its financial results or report them in a timely manner; Presto has identified material weaknesses in its internal controls over financial reporting and, if it fails to remediate these deficiencies, it may not be able to accurately or timely report its financial condition or results of operations; Presto is an emerging growth company, and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make its Common Stock less attractive to investors; Presto has and will continue to incur significant costs as a result of operating as a public company; Provisions in Presto’s Charter and Bylaws may discourage, delay or prevent a merger, acquisition or other change in control in Presto’s company that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares; Presto’s Charter provides that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America are the exclusive forums for substantially all disputes between it and our stockholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with Presto or its directors, officers, or employees; A market for Presto’s securities may not continue, which would adversely affect the liquidity and price of its securities; Nasdaq may delist Presto’s securities from trading on its exchange, which could limit investors’ ability to make transactions in its securities and subject Presto to additional trading restrictions; Future offerings of debt or offerings or issuances of equity securities by Presto may adversely affect the market price of Presto’s Common Stock or otherwise dilute all other stockholders; If securities or industry analysts do not publish or cease publishing research or reports about Presto, its business, or its market, or if they change their recommendations regarding Presto’s securities adversely, the price and trading volume of Presto’s securities could decline; Presto may be subject to securities litigation, which is expensive and could divert management’s attention.

Contact
Presto Investor Relations
investor@presto.com

Media:
prestopr@icrinc.com

PRESTO AUTOMATION INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(unaudited)

(in thousands, except per share and per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Revenue
Platform	$2,191	$3,088	$6,432	$11,617
Transaction	2,261	3,519	7,798	9,699
Total Revenue	4,452	6,607	14,230	21,316
Cost of revenue:
Platform	1,642	2,743	4,165	10,951
Transaction	2,032	3,084	6,992	8,561
Depreciation and impairment	612	291	3,656	873
Total cost of revenue	4,286	6,118	14,813	20,385
Gross profit	166	489	(583)	931
Operating expenses:
Research and development (1)	2,661	5,496	14,443	16,877
Sales and marketing (1)	2,048	2,127	5,883	6,753
General and administration (1)	10,757	7,408	27,556	19,608
Total operating expenses	15,466	15,031	47,882	43,238
Loss from operations	(15,300)	(14,542)	(48,465)	(42,307)
Change in fair value of warrants and convertible promissory notes	626	1,599	26,937	61,043
Interest expense	(3,126)	(2,991)	(10,441)	(9,397)
Loss on early extinguishment of debt	—	—	—	(8,095)
Other financing and financial instrument (costs) income, net	(250)	—	1,141	(1,768)
Other income, net	—	257	92	2,612
Total other income (expense), net	(2,750)	(1,135)	17,729	44,395
Income (loss) before provision for income taxes	(18,050)	(15,677)	(30,736)	2,088
Provision for income taxes	45	3	41	8
Net income (loss) and comprehensive income (loss)	$(18,095)	$(15,680)	$(30,777)	$2,080
Reconciliation of net income (loss) and comprehensive income (loss) attributable to common stockholders for net income (loss) per share
Less deemed dividend attributable to anti-dilution provision	(9,000)	—	(10,500)	—
Net income (loss) and comprehensive income (loss) attributable to common stockholders	(27,095)	(15,680)	(41,277)	2,080

Net income (loss) per share attributable to common stockholders:
Basic	$(0.32)	$(0.30)	$(0.60)	$0.05
Diluted	$(0.32)	$(0.30)	$(0.60)	$0.04
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, basic	83,744,950	51,453,368	68,395,804	44,173,570
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, diluted	83,744,950	51,453,368	68,395,804	54,539,795

(1)	Includes stock-based compensation expense as follows (in thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2024	2023	2024	2023
Research and development	$240	$1,154	$2,859	$1,886
Sales and marketing	138	245	745	581
General and administrative	1,629	2,997	5,013	6,805
Total*	$2,007	$4,396	$8,617	$9,272

*       For the three and nine months ended March 31, 2024, such amount reflects $1,260 and $3,934 respectively, of stock-based compensation expense related to earn out shares attributable to option and RSU holders. For the three and nine months ended March 31, 2023, such amount reflects $1,604 and $3,479, respectively, of stock-based compensation expense related to earn out shares attributable to option and RSU holders.

PRESTO AUTOMATION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands, except share and par value)

	March 31,	June 30,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$4,235	$15,143
Restricted cash	—	10,000
Accounts receivable, net of allowance of $415 and $746, respectively	1,246	1,831
Inventories	181	629
Deferred cost, current	1,068	2,301
Prepaid and other current assets	1,427	1,162
Total current assets	8,157	31,066

Deferred cost, net of current portion	125	92
Investment in non-affiliate	2,000	2,000
Property and equipment, net	577	909
Intangible asset, net	8,126	10,528
Goodwill	1,156	1,156
Other long-term assets	291	936
Total assets	$20,432	$46,687

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$4,106	$3,295
Accrued liabilities	4,167	4,319
Financing obligations, current	3,540	1,676
Debt, current	50,271	50,639
Convertible promissory notes and embedded warrants, current	8,490	—
Deferred revenue, current	960	1,284
Total current liabilities	71,534	61,213

Financing obligations, net of current portion	—	3,000
Warrant liabilities	7,043	25,867
Deferred revenue, net of current portion	15	299
Other long-term liabilities	8	1,535
Total liabilities	$78,600	$91,914
Stockholders' deficit:
Preferred stock, $0.0001 par value–1,500,000 shares authorized as of March 31, 2024 and June 30, 2023, respectively; no shares issued and outstanding as of March 31, 2024 and June 30, 2023, respectively	—	—
Common stock, $0.0001 par value–100,000,000,000 and 180,000,000 shares authorized as of March 31, 2024 and June 30, 2023, respectively, and 107,175,894 shares issued with 104,175,894 shares outstanding as of March 31, 2024 and 57,180,531 shares issued and outstanding as of June 30, 2023	10	5
Treasury stock at cost, 3,000,000 and 0 shares held at March 31, 2024 and June 30, 2023, respectively	(750)	—
Additional paid-in capital	208,612	190,031
Accumulated deficit	(266,040)	(235,263)
Total stockholders' deficit	(58,168)	(45,227)
Total liabilities and stockholders' deficit	$20,432	$46,687

PRESTO AUTOMATION INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Three Months Ended March 31,
	2024	2023
Cash Flows from Operating Activities
Net income (loss)	$(30,777)	$2,080
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,431	1,262
Impairment of intangible assets	4,056
Impairment of inventory	425
Stock-based compensation	4,683	5,794
Earnout share stock-based compensation	3,934	3,478
Contra-revenue associated with warrant agreement	462	1,073
Noncash expense attributable to fair value liabilities assumed in Merger	—	34
Change in fair value of liability classified warrants, net of anti-dilution warrants issued	(25,467)	(12,555)
Amortization of debt discount and debt issuance costs	4,046	2,433
Change in fair value of embedded warrants and convertible promissory notes	(1,470)	(48,271)
Debt issuance costs associated with convertible promissory notes	388	—
Loss on extinguishment of debt and financing obligations	—	8,095
Paid-in-kind interest expense	5,675	4,604
Share and warrant cost on termination of convertible note agreement	—	2,412
Forgiveness of PPP Loan	—	(2,000)
Change in fair value of unvested founder shares liability	(1,391)	(1,392)
Noncash lease expense	256	264
Loss on disposal of property and equipment	—	16
Changes in operating assets and liabilities:
Accounts receivable, net	586	(689)
Inventories	22	474
Deferred costs	825	7,769
Prepaid expenses and other current assets	125	(742)
Other long-term assets	—	—
Accounts payable	202	1,480
Vendor financing facility		—
Accrued liabilities	(443)	(2,137)
Deferred revenue	(608)	(8,954)
Other long-term liabilities	(137)	(247)
Net cash used in operating activities	(32,177)	(35,719)

Cash Flows from Investing Activities
Purchase of property and equipment	(396)	(229)
Payments relating to capitalized software	(3,034)	(3,584)
Investment in non-affiliate	—	(2,000)
Net cash used in investing activities	(3,430)	(5,813)

Cash Flows from Financing Activities
Proceeds from the exercise of common stock options	282	280
Proceeds from the issuance of term loans and promissory notes	6,400	60,250
Payment of debt issuance costs	(435)	(1,294)
Repayment of term loans	(10,000)	(32,980)
Proceeds from issuance of premium financing	884	—
Repayment of premium financing	(663)	—
Payment of penalties and other costs on extinguishment of debt	—	(6,144)
Proceeds from the issuance of convertible notes	6,960	—
Proceeds from issuance of financing obligations		—
Principal payments of financing obligations	(527)	(3,669)
Proceeds from issuance of common stock	11,798	1,100
Contributions from Merger and PIPE financing, net of transaction costs and other payments	—	49,840
Payment of deferred transaction costs	—	(1,890)
Net cash provided by financing activities	14,699	65,493

Net increase in cash and cash equivalents	(20,908)	23,961
Cash and cash equivalents at beginning of year	25,143	3,017
Cash and cash equivalents at end of year	$4,235	$26,978

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Capitalization of stock-based compensation expense to capitalized software	$323	$916
Issuance of warrants	148	1,352
Capital contribution from shareholder in conjunction with Credit Agreement	—	2,779
Issuance of warrants in conjunction with Credit Agreement	6,643	2,705
Issuance of warrants in conjunction with Lago Term Loan	—	843
Convertible note conversion to common stock	—	41,392
Reclassification of warrants from liabilities to equity	—	830
Recognition of liability classified warrants upon Merger	—	9,388
Recognition of Unvested Founder Shares liability	—	1,588
Forgiveness of PPP Loan	—	(2,000)
Transaction costs recorded in accounts payable and accrued liabilities	300	—
Right of use asset in exchange for operating lease liability	—	308
Deemed dividend associated with anti-dilution adjustment	10,500	—
Forfeiture of Common Stock in exchange for Convertible Notes	750	—

PRESTO AUTOMATION INC.

Reconciliation from GAAP to Non-GAAP Results

(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Adjusted EBITDA
Net income (loss)	$(18,095)	$(15,680)	$(30,777)	$2,080
Interest expense	3,126	2,991	10,441	9,397
Provision for income taxes	45	3	41	8
Other (income) expense, net	—	(257)	(92)	(2,612)
Depreciation and amortization	665	418	2,431	1,262
Impairment of Intangible assets	—	—	4,056	—
Impairment of Inventory	—	—	425	—
Stock-based compensation expense	747	2,792	4,683	5,793
Earnout stock-based compensation expense	1,260	1,604	3,934	3,479
Change in fair value of warrants and convertible promissory notes	(626)	(1,599)	(26,937)	(61,043)
Restructuring expense	414	—	414	—
Loss on extinguishment of debt and financial obligations	—	—	—	8,095
Other financing and financial instrument (costs) income, net	250	—	(1,141)	1,768
Deferred compensation and bonuses earned upon closing of the Merger	—	—	—	2,232
Public relations fee due upon closing of the Merger	—	—	—	250
Adjusted EBITDA	$(12,214)	$(9,728)	$(32,522)	$(29,291)